UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

LOTTERY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20808 State Hwy 71 W, Unit B, Spicewood, Texas	78669
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-592-2451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, among other communications disclosed, on February 23, 2023, the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notified Lottery.com Inc. (the “Company”, “we” and “us”), of the Staff’s determination to delist the Company’s common stock and warrants from Nasdaq, as a result of the Company’s failure to comply with Nasdaq’s minimum bid price requirement and to file the Company’s quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2022.

On April 4, 2023, the Company received an additional notice (the “Notice”) from Nasdaq indicating that as a result of the fact that the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 has not been filed, Nasdaq did not receive the Annual Report, and it does not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1), this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

As previously disclosed, the Company has requested a hearing to appeal Nasdaq’s delisting determination. At the panel hearing, the Company intends to present a plan to regain compliance with Nasdaq’s continued listing rules. The Company is working vigorously, including engaging additional counsel, to address these issues and prepare materials to present at the upcoming hearing with Nasdaq. Other disclosures and aspects relating to the above subject matter are addressed in prior filings.

There can be no assurance that the Company’s plan will be accepted by the hearings panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq listing requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Introductory Summary

On April 10, 2023, the Company publicly announced the appointment of experienced lawyer, Nick Kounoupias, as an independent member of the Company’s Board of Directors. His appointment is particularly timely, as discussed above under Item 3.01, the Company is keenly focused on regaining compliance with the Nasdaq Listing Rules.

The appointment is a continued part of Company restructuring and initiative to improve structure, operations, compliance, valuation and disclosure and reporting controls (including to ensure its swift return to compliance with certain Nasdaq listing requirements). Nick Kounoupias is a respected attorney with almost 40-years experience with digital, media and technology companies with a strong practice focus on corporate governance, legal issues, regulations, and Intellectual Property (IP), with varying skills across multiple sectors. He has worked both within private practice and in-house, including a 16 year period in a senior position in the consumer entertainment industry. He also has extensive experience in branding, media, news and related industries; and he has held non-executive directorships and senior positions within the computer software, design, branded goods and newspaper and magazine publishing industries.

He is the founder and CEO of Kounoupias IP, a boutique Intellectual Property consultancy operating out of offices in England and Cyprus providing strategic guidance on digital technology and IP matters internationally. He is recognized as a leading specialist in anti-piracy and anti-counterfeiting and possesses extensive experience in managing and conducting investigations in IP and other sectors. He regularly contributes to journals and books, as well as providing professional training on legal matters at seminars and webinars.

Among other things, he plans to assist the Company’s team with, among other things, reviewing legal, accounting, and financial resources; and helping the Company in plans to regain compliance with Nasdaq’s continuing listing requirements as swiftly as possible.

Certain Disclosure Required Details

Effective on April 4, 2023, the Board of Directors of the Company appointed Nick Kounoupias as a member of the Board of Directors, effective on the business day following receipt of Mr. Kounoupias’ background check, which was completed on, and which appointment was effective on April 10, 2023. Mr. Kounoupias is expected to be named to each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors. Upon the appointment of Mr. Kounoupias to the Audit and Compensation Committee of the Board of Directors, the Company expects to be back in compliance with Nasdaq Listing Rule 5605, including Rule 5605(c)(2), which requires the Audit Committee of the Board of Directors to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and who meets heightened independence standards for Audit Committee members. There are no family relationships between any director or executive officer of the Company, including Mr. Kounoupias.

Mr. Kounoupias is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Kounoupias was selected as a director. Mr. Kounoupias will receive consideration for his services on the Board of Directors, to the extent approved by the Board of Directors from time to time, provided that the Company does not currently have a formal compensation policy for independent members of the Board of Directors.

Item 7.01 Regulation FD Disclosure.

On April 10, 2023, the Company issued a press release disclosing receipt of the April 4, 2023 Notice and the appointment of Mr. Kounoupias. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 , attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release dated April 10, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOTTERY.COM, INC.

Date: April 10, 2023	By	/s/ Mark Gustavson
Mark Gustavson
Chief Executive Officer